SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                             May 8, 2002

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820





Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         N/A

Item 2. Acquisition or Disposition of Assets.

On April 30, 2002, Cagle's, Inc. closed the sale for cash of its 50% interest in Cagle Foods Credit, L.L.C., a Delaware limited liability company (the "JV"), which owns an integrated poultry processing operation based in Camilla, Georgia, back to the JV. The purchase price was $50,000,000, and was set pursuant to a buy-sell provision in the JV's Limited Liability Company Agreement. Neither Cagle's, Inc., nor its affiliates, directors, officers or their associates have any continuing interest in or relationship with the JV, except that Cagle's, Inc. remains a minority owner of Cagle's-Keystone Foods LLC, another company which owns an integrated poultry processing operation and which is controlled by Executive Holdings, L.P., a Delaware limited partnership which now controls the JV.

Item. 3. BANKRUPTCY OR RECEIVERSHIP.

         N/A

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         N/A

Item 5.     OTHER EVENTS.

            N/A


Item 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS.

            N/A
Item 7.  Financial Statements and Exhibits.

The pro forma financial information required by this item are not included with this report, but will be filed by amendment within 60 days after the date this report is required to be filed.

Item 8.     CHANGE IN FISCAL YEAR.

            N/A

Item 9.     REGULATION FD DISCLOSURE.

            N/A

Exhibit Index

(2) Plan of disposition (copies of omitted exhibits to the plan will be furnished to the Commission upon request)


SIGNATURES:
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Cagle's, Inc.
                                                      (Registrants)

                                                       /S/ Kenneth R. Barkley

Date: May 8, 2002                      Kenneth R. Barkley
                                                       Senior Vice President
                                                       Finance/Treasurer/CFO